Exhibit 99.1

For Immediate Release

OAKMONT ACQUISITION CORP. ADJOURNS SPECIAL MEETING OF

STOCKHOLDERS TO JULY 18, 2007

BLOOMFIELD HILLS, MI – July 17, 2007 – Oakmont Acquisition Corp. (OTC Bulletin Board: OMAC.OB) announced today that it convened and then adjourned without conducting any business the special meeting of its stockholders held this morning at 8:00 a.m. (Eastern Daylight Time). Oakmont announced on July 12th that it would convene and adjourn the special meeting this morning without conducting any business in order to give its common stockholders additional time to consider and vote on the proposed merger with Brooke Credit Corporation and the related proposals at the special meeting. The special meeting will reconvene at 8:00 a.m. (Eastern Daylight Time) tomorrow, Wednesday, July 18, 2007, to conduct business and consider the proposed merger and related proposals.

Tomorrow’s reconvened special meeting will be held at 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304, the same location as today’s special meeting.

Oakmont encourages all its stockholders to vote at the reconvened special meeting.

Stockholders that hold their shares in “street name,” may provide voting instructions with respect to their shares in connection with the reconvened special meeting through 11:59 p.m. (Eastern Daylight Time) today, Tuesday, July 17, 2007 via the Internet or over the telephone per the instructions provided in the materials sent to them by their bank or broker.

Stockholders that hold their shares in “street name,” and wish to vote no at the reconvened special meeting and elect conversion of their shares must follow, and have the bank or broker through which they hold their shares follow, the procedures below in order to properly elect conversion. These procedures are the same as those provided in the proxy statement dated July 9, 2007 distributed by Oakmont for the special meeting, except the time for validly electing conversion, or for withdrawing a previously made conversion election, has been extended in connection with the adjournment of the special meeting to 5:00 p.m., New York City time, today, Tuesday, July 17, 2007.

Procedures for Electing and Withdrawing Conversion for “Street Name” Shares

Stockholders that hold their shares in “street name” may elect conversion by voting against the merger and electing conversion when they provide their voting instructions to their broker in accordance with the instructions provided in the materials sent by their broker.

In addition, by 5:00 p.m., New York City time, today, Tuesday, July 17, 2007, their bank or broker must electronically transfer their shares to the DTC account of Continental Stock Transfer & Trust Company, Oakmont’s stock transfer agent, and provide Continental Stock Transfer necessary stock powers, written instructions that they want to convert their shares into a pro rata share of the trust account and a written certificate addressed to Continental Stock Transfer. The written certificate should state that they were the holder of record as of the record date, they have held the shares since the record date and they will continue to hold the shares through the closing of the merger. If a “street name” stockholder’s bank or broker does not provide each of these documents to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, attn: Mark Zimkind, tel. (212) 845-3287, fax (212) 616-7616 by 5:00 p.m., New York City time, today, Tuesday, July 17, 2007, that “street name” stockholder’s conversion election will not be deemed valid and their shares will not be converted into cash if the merger is consummated.

Stockholders that hold their shares in “street name,” elect conversion of their shares, and later decide that they do not want to convert such shares must have their banker or broker make arrangements with Continental Stock Transfer & Trust Company, at the telephone number stated above, to withdraw the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed by 5:00 p.m., New York City time, today, Tuesday, July 17, 2007.

SAFE HARBOR STATEMENT

Certain statements made by Oakmont Acquisition Corp. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipates,” “,may,” “can,” “believes,” “expects,” “projects,” “intends,” and similar expressions and any other statements that are not historical facts, in each case as they relate to Oakmont and the acquired business, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations and are subject to numerous risks and uncertainties. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. There are various factors that could cause actual results to differ materially from those in any such forward-looking statements. Some, but not all of the risks, include our ability to successfully integrate the acquired business; the risk that we may not realize the expected benefits of the acquired business, satisfaction of closing conditions to the transaction, and industry conditions, including competition, as well as other factors, uncertainties, challenges, and risks detailed in Oakmont Acquisition Corp.’s public filings with the Securities and Exchange Commission. Oakmont Acquisition Corp. does not intend or undertake any obligation to update any forward-looking statements.

For Additional Information Contact:

Michael Azar

Oakmont Acquisition, Corp.

248.220.2001